Exhibit 10.26

Compensatory Arrangements with Certain Executive Officers

Set forth below are the 2008 salaries of Penn National Gaming, Inc.’s named executive officers and its recently appointed President and Chief Operating Officer:

Name and Title	Salary for Fiscal 2008

Peter M. Carlino Chairman and Chief Executive Officer	$1,560,000
Timothy J. Wilmott President and Chief Operating Officer	$1,250,000

Leonard M. DeAngelo Executive Vice President of Operations	$750,000

William J. Clifford Senior Vice President-Finance and Chief Financial Officer	$728,000

Jordan B. Savitch Senior Vice President and General Counsel	$421,200
Robert Ippolito Vice President, Secretary and Treasurer	$280,800